Exhibit 4.15

FIRST AMENDMENT TO SECURED PROMISSORY NOTE

THIS FIRST AMENDMENT TO SECURED PROMISSORY NOTE (this “First Amendment”) is made and entered into effective as of March 27, 2025 by and between LM Funding America, Inc., a Delaware corporation (the “Company”), and Brown Family Enterprises, LLC, a Delaware limited liability company (“Holder”).

RECITALS

WHEREAS, Holder is the owner and holder of that certain Secured Promissory Note dated as of May 18, 2024 and executed by the Company in favor of Holder in the original principal amount of $1,500,00 (the “Note”); and

WHEREAS, Holder has agreed to amend the Note as set forth herein and on the terms and conditions contained in this First Amendment.

NOW, THEREFORE, BE IT RESOLVED, in consideration of premises, the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder, intending to be legally bound hereby, agree as follows:

AGREEMENT

1. Recitals. The foregoing recitals are hereby incorporated into this First Amendment and expressly made a part hereof.

2. Amendment. The first paragraph of the Note is hereby replaced, in its entirety, with the following:

“FOR VALUE RECEIVED, LM Funding America, Inc., a Delaware corporation, (the “Company”), hereby promises to pay to the order of the undersigned holder (the “Holder”), the principal sum of US$1,500,000 (the “Principal Amount”), together with interest thereon from the date of issuance of this secured promissory note (the “Note”). Interest shall accrue in an amount equal to eleven percent (11%) per annum, simple interest (calculated on the basis of a 365-day year), on the outstanding principal balance of this Note until the Note is paid in full and be payable on the Maturity Date. All principal and accrued but unpaid interest under this Note shall become due and payable on March 31, 2026 (the “Maturity Date”).”

3. Ratification. Except as explicitly and specifically amended by this First Amendment, all terms and conditions of the Note shall remain in full force and effect. This First Amendment does not constitute repayment, cancellation or a novation of the Note.

4. Binding Agreement. The terms and conditions of this First Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.

5. Counterparts. This First Amendment may be executed in counterparts, each of which when so executed and delivered shall deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com)

or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6. Severability. The illegality or unenforceability of any provision of this First Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this First Amendment or any instrument or agreement required hereunder.

7. Conflict. In the event of a conflict between the terms and provisions of this First Amendment and the terms and provisions of the Note, the terms and provisions of this First Amendment shall be controlling.

8. Headings. The headings or captions of sections and paragraphs in this First Amendment are for reference only, do not define or limit the provisions of such sections or paragraphs, and shall not affect the interpretation of this First Amendment.

[Signature Page Follows.]

IN WITNESS WHEREOF, this First Amendment has been executed by the undersigned as of the date and year first above written.

COMPANY:

LM FUNDING AMERICA, INC.

By: /s/ Richard Russell

Name: Richard Russell

Title: Chief Financial Officer

Address: 1200 W. Platt Street, Suite 100

Tampa, FL 33606

Email Address: Rrussell@lmfunding.com

HOLDER:

BROWN FAMILY ENTERPRISES, LLC

By: /s/ Christian Brown

Name: Christian Brown

Title: Manager

Address: 15911 Beacon Shores Street

Tampa, FL 33616

Email Address: Christian.h.g.brown@gmail.com

[Signature Page to First Amendment to Secured Promissory Note]